UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2018

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 7, 2018, Tenneco Inc. (the “Company”) adopted a new annual bonus plan known as the Tenneco Inc. Annual Incentive Plan (the “Plan”). The purpose of the Plan is to enable the Company to provide a cash bonus program that fosters a culture of performance and ownership and to reward continuing improvements in stockholder value. The Plan will be administered by the Company’s Board of Directors or its Compensation/Nominating/Governance Committee, which shall be responsible for determining who is eligible to participate, the target and actual AIP Bonus (as defined in the Plan, including the performance targets upon which the AIP Bonus will be based), the level of satisfaction of the performance targets and the actual amount of the AIP Bonus that will be paid to Plan participants upon satisfaction of the performance targets. A participant must generally remain employed by the Company or an affiliate through the applicable payment date for an AIP Bonus in order to receive payment of that AIP Bonus under the Plan; provided, however, that a participant may receive a payment in respect of his or her AIP Bonus in the event his or her termination of employment occurs prior to the applicable payment date due to the participant’s death, Retirement or Disability. In this paragraph, Retirement and Disability have the meanings given to such terms in the Plan.

The Company also adopted a form of restricted stock unit award agreement (the “RSU Agreement”) and performance share unit award agreement (the “PSU Agreement”) for long-term incentive awards to employees commencing in 2018, in each case under the Company’s 2006 Long-Term Incentive Plan (as amended from time to time).

Each participant receiving an award under an RSU Agreement will receive an award of time-based restricted stock units (the “Company RSUs”) and associated dividend cash amounts under the Company’s 2006 Long-Term Incentive Plan, subject to forfeiture and the restrictions set forth therein. The Company RSUs and associated dividend cash amounts vest one-third on each of the first, second and third anniversaries of the grant date, subject to the participant’s continued employment with the Company or a subsidiary through the applicable vesting date. The Company RSUs and associated dividend cash amounts are subject to accelerated vesting in the event of a Change in Control or a participant’s termination of employment due to Total Disability, death or Retirement. In this paragraph, Change in Control, Total Disability, and Retirement have the meanings given to such terms in the RSU Agreement or the Company’s 2006 Long-Term Incentive Plan.

Each participant receiving an award under a PSU Agreement will receive an award of performance share units (“Company PSUs”) under the Company’s 2006 Long-Term Incentive Plan, subject to forfeiture and the restrictions set forth therein. The PSU Agreement provides for a three year performance term, and the participant must generally remain continuously employed with the Company or a subsidiary through the settlement date to receive the Company PSUs. Half of each grant vests based on the Company’s Relative TSR Performance (as defined in the PSU Agreement) and the remaining half of each grant vests based on the Company’s Cumulative EVA Performance (as defined in the PSU Agreement). The Company PSUs are subject to accelerated vesting in the event of a Change in Control or a participant’s termination of employment due to Total Disability, death or Retirement. In this paragraph, Change in Control, Total Disability, and Retirement have the meanings given to such terms in the PSU Agreement or the Company’s 2006 Long-Term Incentive Plan.

The foregoing summaries are qualified in their entirety by reference to the full texts of the Plan, the RSU Agreement and the PSU Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Form 8-K, and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Tenneco Inc. Annual Incentive Plan

10.2	Form of Restricted Stock Unit Award Agreement under the Tenneco Inc. 2006 Long-Term Incentive Plan (grants after 2017)

10.3	Form of Performance Share Unit Award Agreement under the Tenneco Inc. 2006 Long-Term Incentive Plan (grants after 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date:	February 9, 2018	By:	/s/ Brandon B. Smith
Brandon B. Smith
Senior Vice President, General Counsel
and Corporate Secretary